Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 116	Trade Date: 6/21/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/24/2004

The date of this Pricing Supplement is June 21, 2004

CUSIP or Common Code:	41013M4J6	41013M4K3	41013M4L1	41013M4M9	41013M4N7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,173,000.00	$541,000.00	$1,270,000.00	$698,000.00	$2,850,000.00

Proceeds to Issuer:	$1,165,668.75	$536,672.00	$1,257,300.00	$688,228.00	$2,810,100.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	6/15/2007	6/15/2008	6/15/2009	6/15/2012	6/15/2012

Stated Annual Interest Rate:	3.350%	3.850%	4.250%	4.900%	Step: 3.500% through 6/14/2006, and 6.500% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	7/15/2004	7/15/2004	7/15/2004	7/15/2004	7/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	6/15/2006 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 116	Trade Date: 6/21/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/24/2004

The date of this Pricing Supplement is June 21, 2004

CUSIP or Common Code:	41013M4P2	41013M4R8	41013M4S6	41013M4T4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,281,000.00	$924,000.00	$702,000.00	$3,381,000.00

Proceeds to Issuer:	$1,261,785.00	$907,830.00	$687,960.00	$3,296,475.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	6/15/2014	6/15/2016	6/15/2019	6/15/2029

Stated Annual Interest Rate:	5.200%	5.700%	Step: 4.300% through 6/14/2007, and 7.000% thereafter (unless called)	6.050%

Interest Payment Frequency:	Monthly	Semi	Monthly	Semi

First Payment Date:	7/15/2004	12/15/2004	7/15/2004	12/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/2006 Callable one time only at 100% on call date above with 30 days notice.	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.